Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Barbara K. Hembree
April 25, 2007		317.465.0445
		bhembree@fhlbi.com

The Federal Housing Finance Board Appoints Four Public Interest Directors to the Federal Home Loan Bank of Indianapolis Board of Directors.

Indianapolis, IN…On April 25, 2007, the Federal Home Loan Bank of Indianapolis (FHLBI) announced the appointment of the following directors to its board. On April 24, 2007, the Federal Housing Finance Board (FHFB) made these appointments. These appointive director seats had been vacant.

Robert D. Long, of Indianapolis, Indiana, was appointed to fill the remainder of the three-year term that began on January 1, 2006. Mr. Long retired on December 31, 2006 after 30 years with the accounting firm, KPMG, LLP, where he was employed as Office Managing Partner/Audit Manager in Indianapolis. Mr. Long serves on the advisory committees for Indiana University’s Kelley School of Business and the Kelley School Accounting Department.

Jonathan Paul Bradford, of Grand Rapids, Michigan, was designated by the FHFB as a Community Interest Director to fill the remainder of the three-year term that began on January 1, 2006. Mr. Bradford is currently employed as President and Chief Executive Officer of the Inner City Christian Federation and has held that position for the past 26 years. Currently he serves as vice president of the Michigan Non-Profit Housing Corporation and he is a past member of the FHLBI’s Affordable Housing Advisory Council where he served as chairman from 1993 to 1996.

Michael J. Hannigan, Jr., of Carmel, Indiana, was appointed to fill the remainder of the three-year term that began on January 1, 2007. Mr. Hannigan is currently employed as the President of The Hannigan Company, LLC. Prior to that, he was employed by The Precedent Companies, Inc. from 1996 to 2006, where he most recently served as Executive Vice President. Mr. Hannigan was founder of the Precedent Financial Corporation where he served as CEO from 1986 to 1996. He was an executive with the Waterfield Financial Corporation/Union Federal Savings Bank from 1971 through 1986. Mr. Hannigan served on the FHLBI’s board as a public interest director from 2001 though 2004, serving as vice chairman in 2002-2004.

James L. Logue III, of Dimondale, Michigan, was appointed to fill the remainder of the three-year term that began on January 1, 2007. Mr. Logue has been employed as Senior Vice President, Chief Operating Officer of Great Lakes Capital Fund in Lansing, Michigan since September 2003. Prior to that, he was the Executive Director of the Michigan State Housing Development Authority from 1991 to August 2003. Mr. Logue currently serves on the boards of Sparrow Home Health Care, the Community Economic Development Association of Michigan and Habitat for Humanity in Detroit.

These four gentlemen will join the two existing public interest directors on the FHLBI’s board: State Senator Teresa Lubbers, Indianapolis, Indiana, and State Senator Valde Garcia, Lansing, Michigan.

The FHLBI board of directors is grateful to FHFB for their decision to make the appointments of public interest directors at this time. FHLBI believes that the system and its members are best served when the boards have a full complement of public interest directors.

FHLBI is proud of its current board and its hard work and dedication during a time when it was operating with fewer board members while responsibilities increased. The addition of these appointments will serve to enhance the good work being done and offer additional insight into present and future issues.

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov

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The Federal Home Loan Bank of Indianapolis is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for insured financial institutions, such as commercial banks, savings institutions, credit unions and insurance companies. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations.

The FHLBI promotes Building Partnerships, Serving Communities by serving as a wholesale source of funds for chartered financial institutions throughout Indiana and Michigan. For more information about the FHLBI, visit www.fhlbi.com.